Exhibit 5.3

August 28, 2018

Petróleo Brasileiro S.A.—Petrobras

Avenida República do Chile, 65

20031-900 Rio de Janeiro – RJ

Brazil

Petrobras Global Finance B.V.

Weena 762

3014 DA Rotterdam

The Netherlands

Ladies and Gentlemen:

We have acted as special United States counsel to Petróleo Brasileiro S.A.—Petrobras, a Brazilian corporation (sociedade de economia mista) (“Petrobras”) and Petrobras Global Finance B.V., a company incorporated with limited liability under the laws of The Netherlands (“PGF”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 of Petrobras and PGF (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities of Petrobras (which may be convertible at the option of the holder thereof into equity securities of Petrobras) (the “Petrobras Debt Securities”), (ii) unsecured debt securities of PGF (the “PGF Debt Securities” and, together with the Petrobras Debt Securities, the “Debt Securities”) accompanied by guaranties of Petrobras (the “Guaranties”), (iii) preferred shares of Petrobras, without par value, which may be represented by American Depositary Shares (the “Preferred Shares”), (iv) common shares of Petrobras, without par value, which may be represented by American Depositary Shares (the “Common Shares”), (v) warrants to purchase Petrobras Debt Securities (the “Petrobras Debt Warrants”), (vi) warrants to purchase Preferred Shares or Common Shares (the “Petrobras Equity Warrants” and, together with the Petrobras Debt Warrants, the “Petrobras Warrants”), (vii) warrants to purchase PGF Debt Securities (the “PGF Debt Warrants”) accompanied by Guaranties, (viii) securities mandatorily convertible into Preferred Shares or Common Shares (the “Mandatorily Convertible Securities” and, together with the Petrobras Debt Securities, PGF Debt Securities, Guaranties, Preferred Shares, Common Shares, Petrobras Debt Warrants, Petrobras Equity Warrants and PGF Debt Warrants, the “Offered Securities”). The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act, at offering prices to be determined from time to time.

The Petrobras Debt Securities and Mandatorily Convertible Securities are to be issued from time to time under an indenture dated as of August 28, 2018 (the “Petrobras Indenture”) between Petrobras and The Bank of New York Mellon, as trustee, attached as an exhibit to the Registration Statement. The PGF Debt Securities are to be issued from time to time under an indenture dated as of August 28, 2018 (the “PGF Indenture” and, together with the Petrobras

Petróleo Brasileiro S.A. – Petrobras

Petrobras Global Finance B.V.

Indenture, the “Indentures”) between PGF and The Bank of New York Mellon, as trustee, attached as an exhibit to the Registration Statement. The Petrobras Warrants are to be issued from time to time under one or more warrant agreements (each, a “Petrobras Warrant Agreement”) to be entered into by Petrobras and one or more institutions, as warrant agents (each, a “Petrobras Warrant Agent”), each to be identified in the applicable Petrobras Warrant Agreement. The PGF Debt Warrants are to be issued from time to time under one or more debt warrant agreements (each, a “PGF Debt Warrant Agreement” and, together with the Petrobras Debt Warrant Agreement, the “Warrant Agreements”) to be entered into by PGF and one or more institutions, as warrant agents (each, a “PGF Warrant Agent”), each to be identified in the applicable PGF Warrant Agreement. The PGF Debt Securities and the PGF Debt Warrants will be accompanied by Guaranties.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein; and

(b)	an executed copy of each of the Petrobras Indenture and the PGF Indenture, including the forms of the Debt Securities and the Guaranties included therein.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Debt Securities and the Guaranties will conform to the forms we have reviewed and (iii) that the Petrobras Warrants, the PGF Debt Warrants and the Mandatorily Convertible Securities will be in substantially the form described in the Registration Statement.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.      The Petrobras Debt Securities and the Mandatorily Convertible Securities to be issued under the Petrobras Indenture, when issued and sold by Petrobras in the manner contemplated in the Registration Statement and upon due execution and delivery of the Petrobras Debt Securities and the Mandatorily Convertible Securities in accordance with the terms of the Petrobras Indenture, will be valid, binding and enforceable obligations of Petrobras, entitled to the benefits of the Petrobras Indenture.

2.      The PGF Debt Securities to be issued under the PGF Indenture, when issued and sold by PGF in the manner contemplated in the Registration Statement and upon due execution and delivery of the PGF Debt Securities in accordance with the terms of the PGF Indenture, will

Petróleo Brasileiro S.A. – Petrobras

Petrobras Global Finance B.V.

be valid, binding and enforceable obligations of PGF, entitled to the benefits of the PGF Indenture.

3.        The Petrobras Warrants to be issued under the Petrobras Warrant Agreement, when issued and sold by Petrobras in the manner contemplated in the Registration Statement and upon due execution and delivery of the Petrobras Warrants in accordance with the terms of the Petrobras Warrant Agreement, will be valid, binding and enforceable obligations of Petrobras.

4.        The PGF Debt Warrants to be issued under the PGF Warrant Agreement, when issued and sold by PGF in the manner contemplated in the Registration Statement and upon due and execution and delivery of the PGF Warrants in accordance with the terms of the PGF Warrant Agreement, will be valid, binding and enforceable obligations of PGF.

5.        The Guaranties to be issued under the PGF Indenture, when issued and granted by Petrobras in the manner contemplated in the Registration Statement, will be valid, binding and enforceable obligations of Petrobras, entitled to the benefits of the PGF Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Petrobras or PGF, (a) we have assumed that each of Petrobras and PGF, as the case may be, and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Offered Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Petrobras or PGF regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Indentures, the Warrant Agreements and the Offered Securities), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed in numbered paragraphs 1, 2 and 5 above, we have assumed that each series of Debt Securities and Mandatorily Convertible Securities will be issued with an original aggregate principal amount (or, in the case of any Debt Securities or Mandatorily Convertible Securities issued at original issue discount, an aggregate issue price) of US$2,500,000 or more.

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Debt Securities and Guaranties will conform to the forms thereof contained in the applicable indenture, and the terms of any Petrobras Warrants, PGF Debt Warrants, Mandatorily Convertible Securities and, as applicable, the accompanying Guaranties, will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon

Petróleo Brasileiro S.A. – Petrobras

Petrobras Global Finance B.V.

Petrobras or PGF, as the case may be, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Petrobras or PGF, as applicable, (iv) the Debt Securities, Petrobras Warrants, PGF Debt Warrants, Mandatorily Convertible Securities and, as applicable, the accompanying Guaranties, will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) Petrobras or PGF, as applicable, will authorize the offering and issuance of the Debt Securities, Petrobras Warrants, PGF Debt Warrants, Mandatorily Convertible Securities and, as applicable, the accompanying Guaranties, and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Warrant Agreement or Guaranty, as the case may be, and will take any other appropriate additional corporate action, and (vi) certificates, if required, representing the Debt Securities, Petrobras Warrants, PGF Debt Warrants, Mandatorily Convertible Securities and, as applicable, the accompanying Guaranties, will be duly executed and delivered and, to the extent required by the applicable indenture or Warrant Agreement, duly authenticated and countersigned.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Offered Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that (a) the enforceability in the United States of the waiver in Section 1.15 of the Indentures by each of Petrobras and PGF of any immunities from court jurisdiction and from legal processes is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 1.15 of the Indentures of the United States federal courts sitting in the Borough of Manhattan, City of New York as the venue for actions or proceedings relating to the Debt Securities or the applicable indenture is (notwithstanding the waiver in Section 1.15 of the Indentures) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404 (a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

With respect to any Offered Securities that may be issued in a currency other than U.S. dollars, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order the conversion of the judgment into U.S. dollars.

Petróleo Brasileiro S.A. – Petrobras

Petrobras Global Finance B.V.

In addition, we note that the waiver of defenses in Sections 3 and 5 of the form of Guaranty included in the PGF Indenture filed as Exhibit 4.4 to the Registration Statement may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Validity of Securities” as counsel for Petrobras and PGF who have passed on the validity of the Debt Securities, Petrobras Warrants, PGF Debt Warrants and Mandatorily Convertible Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By: /s/ Francesca L. Odell
Francesca L. Odell, a Partner